Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS Q2 2012 ADJUSTED EBITDA OF $157.0 MILLION

ON REVENUES OF $649.6 MILLION

Plano, TX, August 6, 2012 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2012.

Cinemark Holdings, Inc.’s revenues for the three months ended June 30, 2012 were $649.6 million compared to $620.6 million for the three months ended June 30, 2011. For the three months ended June 30, 2012, admissions revenues were $418.1 million and concession revenues were $201.4 million.

Adjusted EBITDA for the three months ended June 30, 2012 was $157.0 million compared to $149.8 million for the three months ended June 30, 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2012 was approximately $51.6 million compared to $40.4 million for the three months ended June 30, 2011. Net income for the three months ended June 30, 2011 included a loss on early retirement of debt of approximately $4.9 million, before income taxes.

Cinemark Holdings, Inc.’s revenues for the six months ended June 30, 2012 increased to $1,228.4 million from $1,103.7 million for the six months ended June 30, 2011. During the six months ended June 30, 2012, admissions revenues were $791.9 million and concession revenues were $381.2 million.

Adjusted EBITDA for the six months ended June 30, 2012 was $297.3 million compared to $252.5 million for the six months ended June 30, 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2012 was $93.7 million compared to $65.4 million for the six months ended June 30, 2011. Net income for the six months ended June 30, 2011 included a loss on early retirement of debt of approximately $4.9 million, before income taxes.

On June 30, 2012, the Company’s aggregate screen count was 5,207. As of June 30, 2012, the Company had signed commitments to open 11 new theatres and 91 screens by the end of 2012 and open 16 new theatres with 167 screens subsequent to 2012.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via (800) 374-1346 or (706) 679-3149 (for international callers).

Live Webcast: available live at investors.cinemark.com and archived for a limited time immediately following the call.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 461 theatres with 5,207 screens in 39 U.S. states, Brazil, Mexico and 11 other Latin American countries as of June 30, 2012. For more information go to investors.cinemark.com.

Contacts:

Robert Copple – 972/665-1500 or investors@cinemark.com

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 29, 2012 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Statement of income data:
Revenues
Admissions	$418,073	$405,917	$791,866	$717,609
Concession	201,414	189,353	381,234	336,034
Other	30,119	25,323	55,324	50,086

Total revenues	649,606	620,593	1,228,424	1,103,729
Cost of operations
Film rentals and advertising	227,301	222,620	422,716	387,773
Concession supplies	31,787	29,628	60,238	52,910
Facility lease expense	71,614	69,367	140,176	135,793
Other theatre operating expenses	131,923	123,605	256,924	233,511
General and administrative expenses	35,951	31,187	70,015	60,173
Depreciation and amortization	36,341	39,897	73,157	79,037
Impairment of long-lived assets	311	1,594	496	2,609
Loss on sale of assets and other	469	5,694	1,305	6,166

Total cost of operations	535,697	523,592	1,025,027	957,972

Operating income	113,909	97,001	203,397	145,757
Interest expense (1)	(31,375)	(29,777)	(63,508)	(59,067)
Distributions from NCM	386	1,559	8,417	11,422
Loss on early retirement of debt	—	(4,945)	—	(4,945)
Other income	63	443	5,485	5,473

Income before income taxes	82,983	64,281	153,791	98,640
Income taxes	30,844	23,272	58,776	32,309

Net income	$52,139	$41,009	$95,015	$66,331
Less: Net income attributable to noncontrolling interests	501	598	1,273	957

Net income attributable to Cinemark Holdings, Inc.	$51,638	$40,411	$93,742	$65,374

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.45	$0.35	$0.82	$0.57

Diluted	$0.45	$0.35	$0.82	$0.57

Weighted average diluted shares outstanding	113,737	113,209	113,568	113,080

Other financial data:
Adjusted EBITDA (2)	$156,952	$149,791	$297,280	$252,497

(1)	Includes amortization of debt issue costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	June 30,	December 31,
	2012	2011
Balance sheet data:
Cash and cash equivalents	$524,282	$521,408
Theatre properties and equipment, net	$1,242,695	$1,238,850
Total assets	$3,542,360	$3,522,408
Long-term debt, including current portion	$1,566,396	$1,572,221
Equity	$1,058,136	$1,023,639

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Other operating data:
Attendance (patrons):

Domestic	42,013	43,915	81,843	77,304
International	26,782	22,245	48,500	42,627

Worldwide	68,795	66,160	130,343	119,931

Average ticket price (in dollars):
Domestic	$6.84	$6.64	$6.77	$6.53
International	$4.88	$5.16	$4.91	$4.99
Worldwide	$6.08	$6.14	$6.08	$5.98

Concession revenues per patron (in dollars):
Domestic	$3.38	$3.19	$3.34	$3.17
International	$2.23	$2.23	$2.23	$2.14
Worldwide	$2.93	$2.86	$2.93	$2.80

Average screen count (month end average):
Domestic	3,911	3,835	3,901	3,829
International	1,284	1,132	1,280	1,126

Worldwide	5,195	4,967	5,181	4,955

Segment Information

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues
U.S.	$443,765	$444,479	$854,990	$775,345
International	208,372	178,720	378,247	333,191
Eliminations	(2,531)	(2,606)	(4,813)	(4,807)

Total revenues	$649,606	$620,593	$1,228,424	$1,103,729

Adjusted EBITDA (1)
U.S.	$103,391	$110,015	$207,684	$178,806
International	53,561	39,776	89,596	73,691

Total Adjusted EBITDA	$156,952	$149,791	$297,280	$252,497

Capital expenditures
U.S.	$27,109	$27,977	$46,803	$39,445
International	19,494	21,556	46,784	45,857

Total capital expenditures	$46,603	$49,533	$93,587	$85,302

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$52,139	$41,009	$95,015	$66,331
Income taxes	30,844	23,272	58,776	32,309
Interest expense	31,375	29,777	63,508	59,067
Loss on early retirement of debt	—	4,945	—	4,945
Other income	(63)	(443)	(5,485)	(5,473)
Depreciation and amortization	36,341	39,897	73,157	79,037
Impairment of long-lived assets	311	1,594	496	2,609
Loss on sale of assets and other	469	5,694	1,305	6,166
Deferred lease expenses—theatres (2)	197	243	317	539
Deferred lease expenses – DCIP equipment (3)	1,010	627	2,013	1,111
Amortization of long-term prepaid rents (2)	776	617	1,310	1,284
Share based awards compensation expense (4)	3,553	2,559	6,868	4,572

Adjusted EBITDA (1)	$156,952	$149,791	$297,280	$252,497

(1)

Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.

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